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                                                                EXHIBIT 99.1


FOR IMMEDIATE RELEASE

SAFE TECHNOLOGIES INTERNATIONAL ANNOUNCES CONTRACT WITH AT&T

Palm Beach, FL. May 27, 1998/PR Newswire/ Safe Technologies International, Inc., ( OTC: SFAD) announced that one of its wholly owned subsidiaries, an Internet products' and services' company had entered into a contract with AT&T and will include AT&T WorldNet Service, AT&T's value-added Internet Access, on all of its new Internet Software Products. AT&T WorldNet Service is one of the largest Internet service providers in the U.S., serving nearly one million subscribers. According to SFAD's Management, several new products are planned for release this year, all targeted for specific industries and featuring Internet electronic commerce applications.

SOURCE:   Safe Technologies International, Inc.

CONTACT:  Bradford Tolley
          Vice President of Investor Relations
          TEL:  561-832-2700